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                                                                      EXHIBIT 21

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                         PREMIER INDUSTRIAL CORPORATION

                         Subsidiaries of the Registrant


As of the date of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of Premier Industrial Corporation were as follows:

                                                                    State or other jurisdiction of
                 Name                                               incorporation or organization
                 ----                                               ------------------------------
D-A Lubricant Company, Inc.                                                Indiana

Premier Industrial Corporation (Indiana)                                   Indiana

Newark Electronics Corporation                                             Illinois

Premierco Service Corporation                                              Ohio

PIC Corporation                                                            Delaware

MCM Electronics, Incorporated                                              Ohio

Premier Foreign Sales Corporation, Inc.                                    Virgin Islands

Premier Fastener, Limited                                                  Ontario, Canada

Certanium B.V.                                                             Netherlands

Premier Industrial Holland B.V.                                            Netherlands

Premier Industrial Belgium S.A.                                            Belgium (1)

Premier Industrial (UK) Limited                                            United Kingdom (1)

N. V. Certanium Services, S.A.                                             Belgium (1)

Premier Industrial France S.A.R.L.                                         France (1)

Premier Industrial Deutschland GmbH                                        Germany

Premierco Espana, S.L.                                                     Spain (1)

Premier Industrial Italia S.r.l.                                           Italy (1)

(1)              Premier Industrial Corporation owns, directly or indirectly, at least 98% of the outstanding voting shares of these subsidiaries.  All other above-listed subsidiaries are wholly owned directly by Premier.
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